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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Equifax Inc. Non-Employee Director Stock Option Plan of our report dated February 18, 2004, with respect to the consolidated financial statements of Equifax Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
June 4, 2004

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  Exhibit 23.1
Consent of Independent Auditors